Exhibit 99.1

Press Release	contacts:	Alfred G. Merriweather	Jeremiah Hall
		Chief Financial Officer	Feinstein Kean Healthcare
		Tel: 650 624-4576	Tel: 415 677-2700
		amerriweather@	jeremiah.hall@
		monogrambio.com	fkhealth.com

MONOGRAM RECEIVES NASDAQ NOTIFICATION

SOUTH SAN FRANCISCO, Calif., October 3, 2008 — Monogram Biosciences, Inc. (Nasdaq: MGRM) today announced that it received a staff deficiency letter from the Nasdaq Stock Market dated October 1, 2008 indicating that, for the previous 30 consecutive business days, the bid price of Monogram’s common stock has closed below the minimum $1.00 per share requirement for continued listing under Nasdaq rules.

The letter stated that under Nasdaq rules, Monogram will be provided with 180 calendar days, or until March 30, 2009, to regain compliance with these rules. To regain compliance, the bid price of Monogram’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days, anytime before March 30, 2009. Additional detail regarding the relevant Nasdaq rules as they relate to Monogram’s common stock will be included in the Company’s filing on Form 8-K dated October 3, 2008.

“We continue to make progress in both our HIV and Oncology programs,” said William Young, Monogram chief executive officer. “Our revenues have been at record levels in the first half of this year and we expect revenues to be greater than $60 million for the year, growth of over 40% over 2007. We expect further revenue growth in 2009 both from Trofile™, our patient selection assay for the CCR5 antagonist class of HIV drugs, and from HERmark™, our recently launched breast cancer assay.”

“Our stockholders have previously authorized a reverse split of our common stock, to be implemented by the board of directors at any time prior to this year’s annual stockholders meeting,” added Young. “We continue to evaluate the appropriate circumstances for implementation of one of the authorized reverse split ratios.”

About Monogram

Monogram is advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved anti-viral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.monogrambio.com.

Forward Looking Statements

Certain statements in this press release are forward-looking, including statements regarding our compliance with Nasdaq listing requirements, potential proceedings to delist our common stock from Nasdaq, the demand and outlook for our products, including our Trofile and HERmark assays, our projected revenues and a potential reverse split of our common stock. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the performance and acceptance of our products; the growth in revenues; the size, timing and success or failure of any clinical trials for CCR5 inhibitors, entry inhibitors or integrase inhibitors; the risk that our VeraTag assays, including HERmark, may not predict response to particular therapeutic agents; the risk that we may not be able to obtain additional cohorts of patient samples for additional VeraTag studies, our ability to successfully conduct clinical studies and the results obtained from those studies; whether larger confirmatory clinical studies will confirm the results of initial studies; our ability to establish reliable, high-volume operations at commercially reasonable costs; expected reliance on a few customers for the majority of our revenues; the annual renewal of certain customer agreements; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the levels of demand for our products; the impact of competition; the timing and ultimate size of pharmaceutical company clinical trials; whether payers will authorize reimbursement for our products and services and the amount of such reimbursement that may be allowed; whether the FDA or any other agency will decide to further regulate our products or services, including Trofile; whether existing levels of reimbursement will be reviewed and reduced by third party payers, including Medicare; whether the draft guidance on Multivariate Index Assays issued by the FDA will be subsequently determined to apply to our current or planned products; whether we will encounter problems or delays in automating our processes; the ultimate validity and enforceability of our patent applications and patents; the possible infringement of the intellectual property of others; whether licenses to third party technology will be available; whether we are able to build brand loyalty and expand revenues; restrictions on the conduct of our business imposed by the Pfizer, G.E. and other debt agreements; the impact of additional dilution if our convertible debt is converted to equity; and whether we will be able to raise sufficient capital in the future, if required. For a discussion of other factors that may cause actual events to differ from those projected, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.